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                                                                    EXHIBIT 23.2



                                   CONSENT OF
                              INDEPENDENT AUDITORS



We consent to the reference to our Firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of e.Digital Corporation for the registration of 13,049,042 shares of its common stock and to the incorporation by reference therein of our report dated June 18, 1999 (except as to Note 18[f] which is as of June 25, 1999), with respect to the consolidated financial statements of e.Digital Corporation included in its Annual Report (Form 10-KSB) for the year ended March 31, 1999 filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Vancouver, Canada                                          Chartered Accountants
July 23, 1999.